EXHIBIT A
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               DIRECTORS AND EXECUTIVE OFFICERS OF ANGLO AMERICAN*

         The name, residence or business address, present principal occupation or employment, the name of any corporation or other organization in which such occupation or employment is conducted, together with his principal business address and the citizenship of the directors and executive officers of Anglo American plc are set forth below.

Name:                   Sir Mark Moody-Stuart (Chairman)
Citizenship:            British
Business Address:       20 Carlton House Terrace, London SW1Y 5AN, United
                        Kingdom
Principal Occupation:   Chairman, Anglo American

Name:                   Mr A.J. Trahar (Chief Executive)
Citizenship:            South African
Business Address:       20 Carlton House Terrace, London SW1Y 5AN, United
                        Kingdom
Principal Occupation:   Chief Executive, Anglo American

Name:                   Mr R.C. Alexander (Non-Executive Director)
Citizenship:            USA
Business Address:       1 St. James's Square, London SW1Y 4PD, United Kingdom
Principal Occupation:   Company Director

Name:                   Mr D.J. Challen (Non-Executive Director)
Citizenship:            British
Business Address:       33 Canada Square, Canary Wharf, London E14 5LB, United
                        Kingdom
Principal Occupation:   Company Director

Name:                   Dr C.E. Fay (Non-Executive Director)
Citizenship:            British
Business Address:       Merrifield, Links Road, Bramley, Guilford Surrey GU5 0AL
                        United Kingdom
Principal Occupation:   Director of Companies

Name:                   Mr R.M. Godsell (Non-Executive Director)
Citizenship:            South African
Business Address:       11 Diagonal Street, Johannesburg 2001, South Africa
Principal Occupation:   Executive Director and Chief Executive,
                        AngloGold Ashanti Limited

Name:                   Mr D.A. Hathorn (Executive Director)
Citizenship:            South African
Business Address:       44 Main Street, Johannesburg 2001, South Africa
Principal Occupation:   Executive Director, Anglo American

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Name:                   Mr R.J. Margetts  (Senior Independent Non-Executive
                        Director)
Citizenship:            British
Business Address:       c/o Matlin Patterson, 7th Floor, Buchanan House, 3
                        St. James's Square, London SW1Y 4JU, United Kingdom
Principal Occupation:   Chairman, Legal and General Group plc

Name:                   Dr Maria Silvia Bastos Marques (Non-Executive Director)
Citizenship:            Brazilian
Business Address:       Rua do Mercado, 11/1711/17 andar, 20010-120, Centro,
                        Rio de Janeiro, Brazil
Principal Occupation:   Director of Companies

Name:                   Mr R. Medori (Finance Director)
Citizenship:            French
Business Address:       20 Carlton House Terrace, London SW1Y 5AB,
                        United Kingdom
Principal Occupation:   Finance Director, Anglo American

Name:                   Mr N.F. Oppenheimer (Non-Executive Director)
Citizenship:            South African
Business Address:       De Beers House, corner Diamond Drive and Crownwood Road,
                        Theta, Johannesburg, 2013, South Africa
Principal Occupation:   Director and Chairman, De Beers S.A.

Name:                   Mr F.T.M. Phaswana (Non-Executive Director)
Citizenship:            South African
Business Address:       P.O. Box 72501, Parkview, South Africa
Principal Occupation:   Chairman, Transnet, South Africa

Name:                   Mr S.R. Thompson (Executive Director)
Citizenship:            British
Business Address:       20 Carlton House Terrace, London SW1Y 5AN,
                        United Kingdom
Principal Occupation:   Executive Director, Anglo American

Name:                   Professor K.A.L.M. Van Miert (Non-Executive Director)
Citizenship:            Belgium
Business Address:       Puttestraat 10, B-1650 Beersel, Belgium
Principal Occupation:   Director of Companies

Name:                   Mr P. Woicke (Non-Executive Director)
Citizenship:            German
Business Address:       2737 Devonshire Pl. NW
                        Washington DC 20008
                        USA
Principal Occupation:   Director of Companies

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              DIRECTORS AND EXECUTIVE OFFICERS OF ANGLO SA CAPITAL

         The name, residence or business address, present principal occupation or employment, the name of any corporation or other organization in which such occupation or employment is conducted, together with his principal business address and the citizenship of the directors and executive officers of Anglo SA Capital are set forth below.

Name:                  Mr. P.R.N. Arthur
Citizenship:           South African
Business Address:      44 Main Street, Johannesburg, 2001, South Africa
Principal Occupation:  Executive VP: General Counsel AASA

Name:                  Mr. D.D. Barber
Citizenship:           South African
Business Address:      44 Main Street, Johannesburg, 2001, South Africa
Principal Occupation:  Finance Director: AASA

Name:                  Mr. P.M. Baum
Citizenship:           South African
Business Address:      44 Main Street, Johannesburg, 2001, South Africa
Principal Occupation:  Chairman and CEO: Ferrous Metals and Industries Division,
                       Anglo American

Name:                  Mr. B.E. Davison
Citizenship:           South African
Business Address:      44 Main Street, Johannesburg, 2001, South Africa
Principal Occupation:  Executive Director, Anglo American

Name:                  Mr. G.G. Gomwe
Citizenship:           Zimbabwean
Business Address:      44 Main Street, Johannesburg, 2001, South Africa
Principal Occupation:  Chief Operating Officer, AASA

Name:                  Mr. S. Mayet
Citizenship:           South African & Canadian
Business Address:      45 Main Street, Johannesburg, 2001, South Africa
Principal Occupation:  Senior Vice President: Financial Accounting Anglo
                       Operations Limited

Name:                  Mr. N.B. Mbazima
Citizenship:           Zambian
Business Address:      44 Main Street, Johannesburg, 2001, South Africa
Principal Occupation:  Chief Financial Officer, Anglo Coal

Name:                  Mr. A.E. Redman
Citizenship:           South African
Business Address:      44 Main Street, Johannesburg, 2001, South Africa
Principal Occupation:  Group Technical Director, AASA

Name:                  Mr. A.J. Trahar
Citizenship:           South African
Business Address:      44 Main Street, Johannesburg, 2001, South Africa
Principal Occupation:  Chief Executive, Anglo American

Name:                  Mr. P.L. Zim
Citizenship:           South African
Business Address:      44 Main Street, Johannesburg, 2001, South Africa
Principal Occupation:  CEO, AASA